Exhibit 5.2

August 21, 2025

KNOREX LTD.

21 Merchant Road,

#04-01 Singapore 058267

RE: KNOREX LTD.—Registration Statement on Form F-1

Ladies and Gentlemen:

We have acted as U.S. counsel to KNOREX LTD., a company incorporated in the Cayman Island (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), of the Form F-1 (Registration No. 333-283112), including the prospectus and all amendments and supplements thereto (the “Registration Statement”), relating to the registration of (i) Class A ordinary shares, par value US$0.0005 per share of the Company (“Class A Ordinary Shares”), (ii) warrants to purchase up to 5% of the Class A Ordinary Shares sold in the offering to be issued to the underwriter(s) (the “Underwriters’ Warrants”), and (iii) the Class A Ordinary Shares issuable upon exercise of the Underwriters’ Warrants.

In connection with this opinion letter, we have examined originals, or copies certified or otherwise identified to our satisfaction, of (i) the Registration Statement, (ii) the form of the Underwriters’ Warrants, and (iii) such other documents and records as we have deemed necessary.

With your permission, for the purposes of the opinion expressed herein, we have assumed the authenticity of the documents submitted to us as originals, the conformity with the originals of all documents submitted to us as certified, facsimile or photostatic copies and the authenticity of the originals of all documents submitted to us as copies. We have assumed that the Company has the requisite legal power and authority under the law of the Cayman Islands to execute and deliver the Underwriters’ Warrants and perform its obligations thereunder. We have further assumed that (i) under the law of the Cayman Islands, the Underwriters’ Warrants have been duly authorized, validly executed and delivered by the Company and constitutes a valid and binding agreement of the Company enforceable against the Company in accordance with its terms and (ii) under the law of the Cayman Islands, the Underwriters’ Warrants constitute valid and binding obligations of the Company.

Partners:
Edwin Luk, June Chan, Connie Cheung, Keith Cheung*#,

William Ho, David Liao, Charles Mo, Billy Wong, and Yan Zeng

Registered Foreign Lawyers:

Eli Gao (New York), Maurice Hoo (California),

Alice Huang (California), Mathew Lewis (New York),

Louise Liu (New York),

and Ning Zhang (New York)

*China-Appointed Attesting Officer
#Notary Public of Hong Kong

19th Floor, Edinburgh Tower The Landmark 15 Queen’s Road Central Hong Kong	+852.3551.8500 +852.3006.4346

Based upon the foregoing, we are of the opinion that to the extent governed by the laws of the State of New York, the Underwriters’ Warrants have been duly authorized and, when executed, registered and delivered and paid for in the manner contemplated by the Registration Statement, will constitute valid and legally binding obligations of the Company.

The opinions expressed above are subject to the effects of (i) bankruptcy, insolvency, fraudulent conveyance, fraudulent transfer, reorganization, moratorium or other similar laws relating to or affecting enforcement of creditors’ rights or remedies generally and (ii) general principles of equity (whether such principles are considered in a proceeding at law or equity), including the discretion of the court before which any proceeding may be brought, concepts of good faith, reasonableness and fair dealing and standards of materiality.

This opinion has been prepared for use in connection with the Registration Statement.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement to be filed with the Commission on the date hereof, and to each reference to us under the heading “Legal Matters” in the prospectus included in the Registration Statement. In giving such consent, we do not hereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Securities Act or the rules or regulations of the Commission thereunder.

Very truly yours,

MORGAN, LEWIS & BOCKIUS

Encl.